SCHEDULE 14C
                                 (Rule 14c-101)
                  INFORMATION REQUIRED IN INFORMATION STATEMENT
                            SCHEDULE 14C INFORMATION

             Information Statement Pursuant to Section 14(c) of the
                         Securities Exchange Act of 1934


Check the appropriate box:

[X] Preliminary Information Statement

[ ] Confidential, For Use of the Commission only
    (as permitted by Rule 14c-5(d)(2))

[ ] Definitive Information Statement


                                  NESTOR, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

Payment of Filing Fee (Check the appropriate box):

[X] No fee required.
[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

         (1) Title of each class of securities
             to which transaction applies:
                                           -------------------------------------

         (2) Aggregate number of securities to
             which transaction applies:
                                       -----------------------------------------

         (3) Per unit price or other underlying
             value of transaction computed pursuant
             to Exchange Act Rule 0-11 (Set forth
             the amount on which the filing fee is
             calculated and state how it was determined):
                                                          ----------------------

         (4) Proposed maximum aggregate value
             of transaction:
                                              ----------------------------------

         (5) Total fee paid:
                            ----------------------------------------------------

[ ] Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         (1) Amount Previously Paid:
                                     -------------------------------------------
         (2) Form, Schedule or Registration Statement No.:
                                                          ----------------------
         (3) Filing Party:
                           -----------------------------------------------------
         (4) Date Filed:
                        --------------------------------------------------------

                                  Nestor, Inc.
                         400 Massasoit Avenue, Suite 200
                       East Providence, Rhode Island 02914

                              INFORMATION STATEMENT
                   PURSUANT TO SECTION 14(c) OF THE SECURITIES
                              EXCHANGE ACT OF 1934



                                                             February ___, 2003


     The purpose of this information statement (this "Information Statement") is to inform the holders of record, as of the close of business on January 15, 2003 (the "Record Date"), of shares of: (i) common stock, par value $.01 per share (the "Common Stock") and (ii) Series B Convertible Preferred Stock, par value $1.00 per share (the "Convertible Preferred Stock"), of Nestor, Inc., a Delaware corporation ("Nestor" or the "Company"), as follows:

     1. That the Company has entered into a Stock Purchase Agreement dated as of January 15, 2003 that contemplates the sale of between $3,000,000 and $6,000,000 of Common Stock in a financing transaction with Silver Star Partners I, LLC, a Delaware limited liability company ("Silver Star").

     2. That the Stock Purchase Agreement provides for the filing of an amendment to the Company's Amended and Restated Certificate of Incorporation to effect (i) a one-for-ten reverse stock split of the Company's outstanding Common Stock and (ii) an increase in the authorized Common Stock of the Company from 10,000,000 shares (post-reverse split) to 20,000,000 shares (post-reverse split).

     3. That the Stock Purchase Agreement provides for (i) the election to the Company's board of directors of three designees of Silver Star, and for the simultaneous resignation of three of the Company's previous nine directors, effective upon the consummation of the first closing of the financing transaction, and (ii) the Company's board of directors to consist of a maximum of nine members, or such other odd number of members as Silver Star will determine, of which Silver Star will have the right to nominate and elect a majority, effective upon the consummation of the second closing of the financing transaction.

     The Company's board of directors has approved, and a total of 10 stockholders owning 26,157,577 shares of the 50,476,112 shares of the Company's capital stock outstanding as of the Record Date have consented in writing to, the actions described in this Information Statement. Such approval and consent constitute the approval and consent of a majority of the total number of shares of outstanding capital stock and are sufficient under the Delaware General Corporation Law and the Company's By-Laws to approve the actions. Accordingly, the actions will not be submitted to the other stockholders of the Company for a vote.

     The Company is required to send this Information Statement to its stockholders in accordance with Section 14(c) of the Securities Exchange Act of 1934, as amended. While you are not required to take any action in response to this Information Statement, we urge you to read it carefully. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     This Information Statement is first being furnished by the Company to its stockholders on or about February ___, 2003.

                          ACTIONS BY BOARD OF DIRECTORS
                                       AND
                             CONSENTING STOCKHOLDERS

General

     The Company will pay all costs associated with the distribution of this Information Statement, including the costs of printing and mailing. The Company will reimburse brokerage firms and other custodians, nominees and fiduciaries from reasonable expenses incurred by them in sending this Information Statement to the beneficial owners of the Company's Common Stock and Convertible Preferred Stock.

     The  Company  will only  deliver  one  Information  Statement  to  multiple security holders sharing an address unless the Company has received contrary instructions from one or more of the security holders. The Company will promptly deliver a separate copy of this Information Statement and future shareholder communication documents to any security holder at a shared address to which a single copy of this Information Statement was delivered, or deliver a single copy of this Information Statement and future shareholder communication documents to any security holder or holders sharing an address to which multiple copies are now delivered, upon written or oral request to the following address:

                                  Nestor, Inc.
                         400 Massasoit Avenue, Suite 200
                       East Providence, Rhode Island 02914
                            Telephone: (401) 434-5522

     Security holders may also address future requests regarding delivery of information statements and/ or annual reports by contacting the Company at the address listed above.

Information on Consenting Stockholders

     Pursuant to the Company's Bylaws and the Delaware General Corporation Law, a vote by the holders of at least a majority of the Company's outstanding capital stock is required to effect the actions described herein. The Company's Amended and Restated Certificate of Incorporation does not authorize cumulative voting. Exclusive of the 49,000,000 shares acquired by Silver Star in the first closing of the financing transaction, see "Proposal 1 - Financing Transaction with Silver Star Partners I, LLC," as of the Record Date, the Company had
50,476,112 shares of its capital stock issued and outstanding, of which 25,238,057 shares are required to pass any stockholder resolutions. The consenting stockholders, who consist of 10 current stockholders of the Company, are collectively the record and beneficial owners of 26,157,577 shares, which represents 51.82% of the issued and outstanding shares of the Company's outstanding capital stock. Pursuant to Section 228(a) of the Delaware General
Corporation Law, the consenting stockholders voted in favor of the actions described herein in a Written Consent, dated January 14, 2003, attached hereto as Exhibit A. No consideration was paid for the Written Consent. The consenting stockholders' names, affiliations with the Company and their beneficial holdings are as follows:


                                                                                                       Shares
Name                                                           Affiliation                       Beneficially Held        Percentage
----                                                           -----------                       -----------------        ----------
                                            Bruce W. Schnitzer, a director of the Company, is
Wand/Nestor Investments L.P.;               the  Chairman  and  owns  66% of the  outstanding
Wand/Nestor Investments II L.P.;            common  stock of Wand (Nestor) Inc.,  which, as a        4,446,860              8.81%
Wand/Nestor Investments III L.P.            general partner, controls Wand/Nestor Investments
                                            L. P.,  Wand/Nestor  Investments  II L. P.  and
                                            Wand/Nestor Investments III L.P.
Robert Carroll                                                  Director                             3,841,780              7.61%
David Polak                                                     Director                             6,284,013              12.45%
Steve Emerson                                                   Director                             6,284,013              12.45%
Alvin Siteman                                                   Director                             2,036,818              4.03%
Alan Wiener                                        Director and Chairman of the Board                2,149,075              4.26%
Leon Cooper                                                     Director                              846,520               1.68%
Douglas L. Reilly                                                Officer                              268,498               0.53%
                                                                                                ---------------------    -----------
                                                                                        TOTAL:       26,157,577             51.82%



                         DISSENTERS' RIGHTS OF APPRAISAL

     No action was taken in connection with the proposals by the Company's board of directors or the voting stockholders for which the Delaware General Corporation Law, the Company's Amended and Restated Certificate of Incorporation, or the Company's Bylaws provide a right of a stockholder to dissent and obtain appraisal of or payment for such stockholder's shares.

                                VOTING SECURITIES

     The Common Stock and the Convertible Preferred Stock are the only securities of the Company entitled to be voted. The Company had outstanding 50,476,112 shares of capital stock at the close of business on the Record Date, consisting of 50,241,112 shares of Common Stock and 235,000 shares of Convertible Preferred Stock. This does not include the 49,000,000 shares acquired by Silver Star in the first closing of the financing transaction. See "Proposal 1 - Financing Transaction with Silver Star Partners I, LLC." The holders of Common Stock and Convertible Preferred Stock are entitled to vote as a single class on all matters submitted to a vote of stockholders of the Company. Each outstanding share of Common Stock is entitled to one (1) vote and each outstanding share of Convertible Preferred Stock is entitled to one (1) vote for each share of Common Stock into which the Convertible Preferred Stock is convertible. As of the date of this Information Statement, one share of Convertible Preferred Stock is convertible into one share of Common Stock.


                          SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth, as of the Record Date, exclusive of the 49,000,000 shares acquired by Silver Star in the first closing of the financing transaction, see "Proposal 1 - Financing Transaction with Silver Star Partners I, LLC," certain information with respect to the beneficial ownership of shares of Common Stock and Convertible Preferred Stock by: (i) any person who is known by the Company to own more than 5% of the voting securities of the Company, (ii) the Chief Executive Officer and each of the Company's other three most highly compensated executive officers whose salary and bonus exceed $100,000 for the calendar year ended December 31, 2002 (collectively, the "Named Executive Officers"), (iii) each director, and (iv) all directors and Executive Officers of the Company as a group. Except as otherwise herein indicated, the Company believes, based on information furnished by such owners, that the beneficial owners of shares of the Company's Common Stock described below have sole investment voting power with respect to such shares, subject to any applicable community property laws:

                                                  Amount
                                                   and
                                                Nature of
Name and Address                               Beneficial            Percent of
of Beneficial Owner                             Ownership               Class
-------------------                           ------------           -----------

NTS Investors, LLC
c/o David Polak
NWQ Investment Manager
2049 Century Park East, 4th Floor
Los Angeles, CA  90067........................9,014,725(1)              16.94%

Entities associated with
  Wand Partners, Inc.(2)
Bruce W. Schnitzer, Chairman
630 Fifth Avenue, Suite 2435
New York, NY  10111...........................6,799,091(3)(4)           12.87%

Carroll Family Trust
c/o Robert M. Carroll
2241 Century Hill
Los Angeles, CA  90067........................3,988,429(5)              7.88%

Alan M. Wiener, Trustee
Alan and Nancy Wiener Trust
5201 Amestoy Avenue
Encino, CA  91316.............................2,295,724(6)              4.53%

Alvin J. Siteman, Trustee
Alvin J. Siteman Revocable Trust
  Dated 7/9/93
50 South Bemiston Avenue
St. Louis, MO  63105..........................2,036,818(7)              4.04%

Leon N. Cooper
49 Intervale Road
Providence, RI  02906...........................852,690(8)              1.69%

Douglas L. Reilly
109 John Scott Lane
North Kingstown, RI  02852......................565,070(9)              1.11%

Nigel P. Hebborn
84 Coolridge Road
Greenville, RI  02828...........................185,990(9)                *

J. Steven Emerson
c/o NTS Investors, LLC
2049 Century Park East, 4th Floor
Los Angeles, CA  90067 (10) ..................6,284,013               12.45%

C. Ross McKenrick
32 Walker Street
Seekonk, MA 02771................................14,000(9)                 *

All Executive Officers
and Directors as a Group
(10 Persons).................................32,036,550 (11)          56.85%

------------------------
*        Less than 1%.

(1) David A. Polak, a director of the Company, is the Managing Member of NTS Investors, LLC and as such shares with NTS Investors, LLC the power to vote and dispose of the shares held by it. This number represents an option to purchase 1,000,000 shares of Common Stock at an exercise price of $1.28 per share until September 12, 2004 and the right to purchase up to 1,730,712 shares of Common Stock subject first to the exercise of existing warrants held primarily by Wand Partners (See below), and exercisable at the corresponding exercise prices. David Polak holds 6,284,013 shares of Common Stock directly, which are included.

     On October 9, 2002 NTS Investors, LLC made a distribution to its members of the following shares of the Company's Common Stock held by NTS Investors,
     LLC: (i) 6,284,013 shares of Common Stock to Polak Investors, LLC; (ii) 6,284,013 shares of Common Stock to J. Steven Emerson Roth IRA; (iii) 523,668 shares of Common Stock to Jerry Friedman; (iv) 1,047,335 shares of Common Stock to Edward C Friedel Jr. and Patricia Eder-Friedel, Trustees of the Friedel Family Trust #B; (v) 523,668 shares of Common Stock to Mary-Gene Slaven, Trustee of the Mary-Gene Slaven Living Trust UTD 3/23/94;
     (vi)  523,668  shares of Common  Stock to Jon Bosse & Lili  Bosse,  JTWROS;
     (vii) 523,668 shares of Common Stock to Michael C. Mendez, Trustee of the Michael C. & Cheryl L. Mendez Family Trust dtd 12/14/92; and (viii) 1,047,335 shares of Common Stock to Mitchell Equity Investments.

(2) The "entities associated with Wand Partners Inc." are: Wand (Nestor) Inc., Wand/Nestor Investments L. P., Wand/Nestor Investments II L. P., Wand/Nestor Investments III L.P., Wand Partners Inc. and Wand Partners L.P.

(3) Bruce W. Schnitzer, a director of the Company, is the Chairman and owns 66% of the outstanding common stock of Wand (Nestor) Inc., a Delaware corporation, which, as a general partner, controls Wand/Nestor Investments
     L. P., Wand/Nestor Investments II L. P. and Wand/Nestor Investments III L.P., Delaware limited partnerships, which hold an aggregate of 4,446,860 shares of Common Stock, and Common Stock Purchase Warrants to acquire 2,349,040 shares of Common Stock of the Company at prices from $.51 to $.67. As a result of the sale of 49,000,000 shares of Common Stock to Silver Star Partners I, LLC, the exercise prices of these securities will be reduced as follows: (i) warrants to acquire 399,040 shares of Common Stock will be exercisable at a price of $.0485 per share and (ii) warrants to acquire the remaining 1,950,000 shares of Common Stock will be exercisable at prices from $.2580 to $.3285. Bruce W. Schnitzer disclaims beneficial ownership of these securities except to the extent of his "pecuniary interest," as such term is defined in Rule 16a-1 of the Securities Exchange Act, therein as owner of a 10.7103% limited partnership interest in Wand/Nestor Investments L.P. and as the owner of 66% of Wand (Nestor) Inc.'s 1% general partnership interest in Wand/Nestor Investments
     L. P. Common Stock totaling 305,869 shares is held by holders subject to the Bank Holding Company Act of 1958, as amended, and have no voting rights.

     Bruce W. Schnitzer holds 3,191 vested stock options directly, which are included, and is the Chairman and owns 66% of the outstanding common stock of Wand Partners Inc., a Delaware corporation, which, as general partner controls Wand Partners L.P., a Delaware limited partnership, which has been granted by the Company a Common Stock Fee Purchase Warrant to acquire 207,500 shares of Common Stock of the Company exercisable until August 1, 2004 at a price of $.51 per share (reduced to $.2580 per share as the result of the sale of 49,000,000 shares of Common Stock to Silver Star Partners I, LLC). Bruce W. Schnitzer disclaims beneficial ownership of this Warrant except to the extent of his "pecuniary interest," as defined in Rule 16a-1, therein, as the indirect owner of a 33% partnership interest in Wand Partners L.P.

(4) Each of the entities controlled by Wand (Nestor) Inc. and Wand Partners Inc. have sole power to vote and dispose of the shares held by them but may be deemed to share the power to vote and dispose of the shares held by the entity that controls it. By virtue of his ownership interest in Wand (Nestor) Inc. and Wand Partners Inc., Mr. Schnitzer may be deemed to share the power to vote and dispose of the shares held by each of the entities controlled by Wand (Nestor) Inc. and Wand Partners Inc.

(5) Robert M. Carroll is a director of the Company and the trustee of the Carroll Family Trust. As trustee of the Carroll Family Trust, Mr. Carroll and the trust are deemed to share the power to vote and dispose of the shares held by trust. This number includes 146,649 vested incentive options, which Dr. Carroll owns directly.

(6) Alan M. Wiener is a director and Chairman of the Board of Directors of the Company. He is also the Trustee of the Alan and Nancy Wiener Trust. This number of shares includes 146,649 vested incentive options, which Mr. Wiener owns directly.

(7) Mr. Siteman is a director of the Company and the Trustee of the Alvin J. Siteman Revocable Trust dated July 9, 1993.

(8) Includes 6,170 shares of Common Stock which Dr. Cooper, a director of the Company, may acquire on a fully vested basis upon the exercise of options granted under the Company's Incentive Stock Option Plan, and 224,320 shares of Common Stock (held in the name of family members) over which he exercises voting control.

(9) Includes 296,572, 178,990 and 14,000 shares of Common Stock, which Messrs. Reilly, Hebborn and McKenrick, respectively, may acquire on a fully vested basis upon the exercise of options granted under the Company's Incentive Stock Option Plan. Messrs. Reilly and Hebborn are corporate officers and directors of the Company and Mr. McKenrick is an officer of the Company.

(10) Mr. Emerson is a director of the Company and a member of NTS Investors, LLC.

(11) This number includes: (i) 5,871,973 vested options and warrants owned or controlled by officers and directors of the Company, including 2,349,040 warrants controlled by Wand partnerships and 2,730,712 options and rights controlled by NTS Investors, LLC; and (ii) all other shares beneficially owned by the current directors and executive officers of the Company.

                                   PROPOSAL 1


                           Financing Transaction with
                           Silver Star Partners I, LLC


Summary of Financing Transaction

     Private Placement. Pursuant to a Stock Purchase Agreement between the Company and Silver Star, dated as of January 15, 2003, Silver Star agreed to invest $2,376,500 in the Company for the purchase of 49,000,000 shares of Company Common Stock at the first closing. Within three (3) business days of the date of filing of an amendment to the Company's Amended and Restated Certificate of Incorporation (the "Amended Certificate") providing for a one-for-ten reverse stock split of the Common Stock and an authorized Common Stock of 20,000,000 shares, Silver Star will invest (i) $623,500 in the Company for the purchase of 1,285,567 shares (post-reverse split) of Company Common Stock and (ii) at the option of Silver Star, up to an additional $3,000,000 in the Company for the purchase of up to an additional 6,185,567 shares (post-reverse split) of Company Common Stock.

     As part of the financing transaction, the Company agreed to an Investor Rights Agreement granting Silver Star certain registration rights in connection with the Common Stock.

     The Common Stock issued in the financing transaction is entitled to one vote per share on all matters the holders of Common Stock may vote upon.

     The Stock Purchase Agreement, the Investor Rights Agreement (attached as Exhibit B to the Stock Purchase Agreement) and the Amended Certificate (attached as Exhibit C to the Stock Purchase Agreement) are hereby incorporated into this Information Statement by reference to Exhibit 10.41 of the Company's Form 8-K filed with the Securities and Exchange Commission ("SEC") on January 17, 2003.

     Use of Proceeds. The Company intends to use the proceeds from the sale of its Common Stock for working capital. The proceeds will allow the Company to proceed with CrossingGuard systems under contract along with pursuing new red-light enforcement opportunities.

     Closing Conditions. The obligations of Silver Star to purchase shares of the Company's Common Stock at the first closing or the second closing are subject to the fulfillment at or before the first closing or second closing, as the case may be, of each of the following conditions, any of which may be waived in writing by Silver Star:

     o The Investor Rights Agreement will be duly executed and delivered by the Company to Silver Star at the first closing.

     o That certain Termination and Release Agreement by and between the Company and Wand Partners L.P., providing for the termination of their respective obligations arising under that certain Financial Advisory Agreement upon payment from the Company to Wand Partners L.P. of fees due to Wand Partners L.P. under the Financial Advisory Agreement in the amount of $96,250, will have been duly executed and delivered to Silver Star at the first closing.

     o The Company's board of directors will appoint William B. Danzell to serve as Chief Executive Officer, without compensation, during the period of time from the first closing to the second closing.

     o    The Company's board of directors and  stockholders  will elect William
          B. Danzell, Stephen Marbut and Robert Krasne to serve as members of the board of directors of the Company during the period of time from the first closing to the earlier of (i) the second closing and (ii) the third (3rd) business day following the date of filing of the Amended Certificate with the Secretary of State of Delaware.

     o Prior to the second closing, the Company will adopt and file with the Secretary of State of Delaware the Amended Certificate.

     o The Company's board of directors and stockholders will agree not to amend the Company's Bylaws or make any other changes relating to the Company's corporate governance during the period of time from the first closing to the second closing.

     o Effective as of the second closing, the board of directors of the Company will consist of a maximum of nine (9) members, or such other odd number of members as Silver Star will determine, of which Silver Star will have the right to nominate and elect a majority.

     o All approvals of the Company's board of directors and stockholders necessary for the performance of the transactions contemplated by the Stock Purchase Agreement, the Investor Rights Agreement, the Amended Certificate, and any other transaction documents will be obtained.

     Investor Rights Agreement. The Investor Rights Agreement provides Silver Star with the right to require the Company to file a registration statement with the SEC as soon as practicable after Silver Star exercises its demand registration right. The registration statement will cover Silver Star's resale of Common Stock purchased at the first closing and second closing.

     The Company must pay all expenses associated with the registration statement. The Company has a number of obligations in connection with the registration statement, including causing it to remain continuously effective until the distribution of shares covered by the registration statement is complete. The Company must also indemnify Silver Star from liabilities it may incur resulting from any untrue statement or omission of a material fact contained in the registration statement and related documents and from certain other liabilities.

     Certificate of Amendment to the Amended and Restated Certificate of Incorporation. Another of the conditions to the closing of the financing transaction is that the Company amend its Amended and Restated Certificate of Incorporation to provide for a one-for-ten reverse stock split of the Common Stock and an authorized Common Stock of 20,000,000 shares. See "Proposal 2 - Amended Certificate."

     Change in Control. In the event the second closing of the financing transaction is consummated, and at such time the Company issues more than 1,476,112 shares (post-reverse split) of its Common Stock to Silver Star, there will be a change in control of the Company. As a result of this change in control, effective as of the second closing, the board of directors of the Company will consist of a maximum of nine (9) members, or such other odd number of members as Silver Star will determine, of which Silver Star will have the right to nominate and elect a majority. At the present time Silver Star has not exercised such right, but may do so at the Company's annual meeting to be held later in the year.

                                   PROPOSAL 2


                               AMENDED CERTIFICATE


General

     The Company's board of directors has approved, and stockholders have consented in writing, to the filing of the Amended Certificate to effect (i) a one-for-ten reverse stock split of the Company's outstanding Common Stock (the "Reverse Stock Split") and (ii) an increase in the authorized Common Stock of the Company from 10,000,000 shares (post-reverse split) to 20,000,000 shares (post-reverse split).

Reverse Stock Split

     Pursuant to the Reverse Stock Split each 10 shares of the Company's outstanding Common Stock on the date of filing of the Amended Certificate with the Delaware Secretary of State (the "Old Shares") will be automatically converted into 1 share of the Company's Common Stock (the "New Shares"). The Reverse Stock Split will decrease the number of shares of Common Stock the Company is authorized to issue from 100,000,000 shares (pre-reverse split) to 10,000,000 shares (post-reverse split) and will reduce the number of shares of the Company's Common Stock outstanding. The Reverse Stock Split will become effective upon filing of the Amended Certificate with the Delaware Secretary of State (the "Effective Date"). The Company also intends to increase the authorized Common Stock of the Company from 10,000,000 shares (post-reverse split) to 20,000,000 shares (post-reverse split). See "Proposal 2 - Amended Certificate - Authorized Common Stock."

     Purpose and Effect of Proposed Reverse Stock Split. The board of directors believes the Reverse Stock Split is desirable for the following reasons: (1) the decrease in the number of shares of Common Stock the Company is authorized to issue will reduce the amount of state franchise tax the Company is required to pay in certain states and (2) by reducing the number of shares of the Company's Common Stock outstanding it will raise the trading price of its Common Stock. The board of directors believes that the higher share price that might initially result from the Reverse Stock Split could help generate interest in the Company among investors and thereby assist the Company in raising future capital to fund its operations. The effect of the Reverse Stock Split upon the market price for the Company's Common Stock cannot be predicted. There can be no assurance that the market price per New Share of Common Stock after the Reverse Stock Split will rise in proportion to the reduction in the number of shares of Common Stock outstanding resulting from the Reverse Stock Split. The market price of the Company's Common Stock may also be based on Company performance and other factors, some of which may be unrelated to the number of shares outstanding.

     The Reverse Stock Split will effect all of the Company's stockholders uniformly and will not affect any stockholder's percentage ownership interests in the Company or proportionate voting power, except to the extent that the Reverse Stock Split results in any of the stockholders owning a fractional share. In lieu of issuing fractional shares, the Company will issue any stockholder who otherwise would have been entitled to receive a fractional share as a result of the Reverse Stock Split one share of its Common Stock.

     The Reverse Stock Split will have the following effects upon the number of shares of Company Common Stock outstanding and the number of authorized and unissued shares of Company Common Stock:

     o The number of shares owned by each holder of Common Stock will be reduced by a ratio of 10 to 1;

     o The number of shares of Common Stock the Company is authorized to issue will be reduced by a ratio of 10 to 1;

     o    The par value of the Common Stock will remain $.01 per share; and

     o All outstanding options and warrants entitling the holders thereof to purchase shares of Common Stock will enable such holders to purchase, upon exercise of their options or warrants, 1/10th of the number of shares of Common Stock which such holders would have been able to purchase upon exercise of their options or warrants immediately preceding the Reverse Stock Split, at an aggregate price equal to ten times (10x) the price required to be paid therefor upon exercise thereof immediately preceding the Reverse Stock Split.

     Manner  of  Effecting   the  Reverse   Stock  Split  and   Exchange   Stock
Certificates. The Reverse Stock Split will be effected by the filing of the Amended Certificate with the Secretary of the State of Delaware. The Reverse Stock Split will become effective on the Effective Date. As soon as practicable after the Effective Date, the Company will send a letter of transmittal to each holder of record of Old Shares outstanding on the Effective Date. The letter of transmittal will contain instructions for the surrender of certificates representing the Old Shares. Upon proper completion and execution of the letter of transmittal and return thereof, together with certificates representing the Old Shares, a stockholder will be entitled to receive a certificate representing the number of the New Shares into which his Old Shares have been reclassified as a result of the Reverse Stock Split. Stockholders should not submit any certificates until requested to do so. No new certificate will be issued to a stockholder until such stockholder has surrendered his outstanding certificates together with the properly completed and executed letter of transmittal. Until so surrendered, each outstanding certificate representing the Old Shares will be deemed for all corporate purposes after the Effective Date to evidence ownership of the New Shares in the appropriately reduced number.

     Certain Federal Income Tax Consequences. The Company believes that the federal income tax consequences of the Reverse Stock Split to holders of Old Shares and holders of New Shares will be as follows:

     o No gain or loss will be recognized by a stockholder on the surrender of the Old Shares or receipt of a certificate representing New Shares;

     o The aggregate tax basis of the New Shares will equal the aggregate tax basis of the Old Shares exchanged therefor;

     o The holding period of the New Shares will include the holding period of the Old Shares if such Old Shares were held as capital assets; and

     o The conversion of the Old Shares into the New Shares will produce no gain or loss to the Company.

     Notwithstanding the foregoing, the federal income tax consequences of the receipt of an additional share in lieu of a fractional interest is not clear but may result in tax liabilities which should not be material in amount in view of the low value of the fractional interest.

     The Company's beliefs regarding the tax consequence of the Reverse Stock Split are not binding upon the Internal Revenue Service or the courts, and there can be no assurance that the Internal Revenue Service or the courts will accept the positions expressed above. This summary is based on the Internal Revenue Code of 1986, as amended, rules and Treasury Regulations promulgated thereunder, published rulings and court decisions, all as in effect on the date of this Information Statement.

     This summary does not purport to be complete and does not address the tax consequences to holders that are subject to special tax rules, such as banks, insurance companies, regulated investment companies, personal holding companies, foreign entities, nonresident foreign individuals, broker-dealers and tax exempt entities.

     The state and local tax consequences of the Reverse Stock Split may vary significantly as to each stockholder, depending upon the state in which he or she resides.

     The foregoing summary is included for general information only. Accordingly, stockholders are urged to consult their own tax advisors with respect to the Federal, State and local tax consequences of the Reverse Stock Split.

Authorized Common Stock

     Pursuant to the Reverse Stock Split, the number of shares of Common Stock the Company is authorized to issue will be reduced from 100,000,000 shares (pre-reverse split) to 10,000,000 shares (post-reverse split). The Company's board of directors has approved, and stockholders have consented in writing to, the increase in the number of authorized shares of Common Stock from 10,000,000 shares (post-reverse split) to 20,000,000 shares (post-reverse split).

     The second closing of the financing transaction pursuant to the Stock Purchase Agreement requires that the Company increase the number of shares of Common Stock available for issuance. The board of directors and stockholders believe, based on the number of shares of Common Stock outstanding after giving effect to the Reverse Stock Split and the number of shares the Company reasonably expects to issue in financings, acquisitions, conversion of preferred shares, reservation of shares for issuance on the exercise of warrants or options, and other transactions, that 10,000,000 is an insufficient number of shares of Common Stock to be authorized to issue without additional stockholder approval. Accordingly, the board of directors and stockholders believe that an increase in the number of authorized shares of Common Stock would be in the best interests of the Company and that 20,000,000 authorized shares of Common Stock will suffice to maintain the requisite amount of flexibility required by the Company's ongoing activities as currently contemplated. The Company has no immediate plans for the sale or issuance of additional Common Stock other than in connection with the second closing of the financing transaction. See "Proposal 1 - Financing Transaction with Silver Star Partners I, LLC."

                                   PROPOSAL 3


                              ELECTION OF DIRECTORS

The Silver Star Designees

     The Stock Purchase Agreement contemplates that, effective upon the consummation of the first closing of the financing transaction between the Company and Silver Star, Silver Star designees William B. Danzell, Stephen Marbut and Robert Krasne will be elected to the Company's board of directors. To accomplish this, the Company's board of directors and stockholders elected Mr. Danzell, Mr. Marbut and Mr. Krasne to the board, effective upon the consummation of the first closing of the financing transaction, and previous directors Robert Carroll, Leon Cooper, and Alvin Siteman submitted their resignations to be effective upon the consummation of the first closing of the financing transaction. The first closing of the financing transaction was then consummated on January 15, 2003. The Stock Purchase Agreement also contemplates that, effective upon the consummation of the second closing of the financing transaction between the Company and Silver Star, the Company's board of directors will consist of a maximum of nine members, or such other odd number of members as Silver Star will determine, of which Silver Star will have the right to nominate and elect a majority.

Directors and Executive Officers

     During the last five years none of the Company's directors or executive officers, including Silver Star's designees to the board of directors, has (1) been convicted in a criminal proceeding or (2) been a party to any judicial or administrative proceeding that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws. Each of the Company's directors and executive officers, including Silver Star's designees to the board of directors, is a citizen of the United States.

     Silver Star has advised the Company that Mr. Danzell, Mr. Marbut and Mr. Krasne (1) have no familial relationship with any of the Company's directors or executive officers and (2) other than indirectly through their interests in Silver Star, if any, do not beneficially own any of the Company's equity securities (or rights to acquire any such securities). None of them have been employed by the Company prior to the consummation of the first closing of the financing transaction and none of them have been involved in any transaction or proceeding or had any relationship with the Company or any of its directors, executive officers or affiliates that are required to be disclosed pursuant to the rules and regulations of the SEC, except as may be disclosed in this Information Statement.

Current Members of the Board of Directors and Executive Officers

     The following table sets forth information regarding the current directors and executive officers of the Company. There are no family relationships between any of the Company's directors or executive officers.

                                Director/
                                 Officer
           Name        Age        Since      Capacities in which Served
           ----        ---      ---------    --------------------------
J. Steven Emerson       57         2001      Director
David A. Polak          64         2001      Director
Bruce W. Schnitzer      58         1994      Director
Alan M. Wiener          64         1999      Director and Chairman of the Board
William B. Danzell      48         2003      Director and Interim
                                              Chief Executive Officer
Robert Krasne           47         2003      Director
Stephen Marbut          51         2003      Director
Nigel P. Hebborn        44         1996      Director, President and
                                              Chief Financial Officer
Douglas L. Reilly       50         1983      Director, Chief Operating Officer
                                              and Executive Vice President
C. Ross McKenrick       45         2001      Vice President - Engineering
Herbert S. Meeker       77         1983      Secretary

     J. Steven Emerson, private investor, formerly general partner of S.E.A.F, an investment partnership specializing in small capitalization public company investments. Prior positions include portfolio manager at NWQ Investments Management and securities analyst at Occidental Life, a division of Transamerica Corporation. Mr. Emerson holds an M.B.A. from the University of Southern California and a B.S. degree from U.C.L.A.

     David A. Polak is the founder and Chairman of NWQ Investment Management Company, a Los Angeles based investment management firm. Mr. Polak holds a B.S. degree from M.I.T and an M.B.A from U.C.L.A. Mr. Polak is the Managing Director of NTS Investors, LLC.

     Bruce W. Schnitzer joined the Company's board of directors in August 1994 and has been Chairman of the Executive Committee of the board of the Company since December 1996. Mr. Schnitzer is Chairman of Wand Partners, a private equity investment firm, specializing in the application of Internet-based technology and database management to established businesses. Mr. Schnitzer's experience prior to establishing Wand in 1987 includes having served as President and CEO of Marsh & McLennan, Inc. and head of the Merger and Acquisition Advisory Department of J. P. Morgan.

     Alan M. Wiener was Chairman of the Board and CEO of Impulse Designs, Inc., which was acquired by Tandycrafts, Inc. (NYSE) in 1993. Mr. Wiener holds a B. A. in Economics from the University of Illinois and an M.B.A. with honors from the University of Chicago. He has served on the Board of Directors of Leisure Technology, Inc.; CalFame Citrus Products, Inc.; Erly Industries, Inc.; FloTool, Inc.; as well as a number of private companies and charitable organizations.

     William B. Danzell is Founder and President of Danzell Investment Management, Ltd., a private investment management company founded in 1995 to provide advisory services to high net worth individuals and consulting services to restructuring corporations. Mr. Danzell is also Chairman of Lama, Inc., a privately held holding company and parent corporation to Silver Star Trailers, LLC. Prior to joining Merrill Lynch in 1981, Mr. Danzell's primary activity was the financial and managerial reorganizations of privately held corporations. Mr. Danzell joined Prudential Securities in 1983 and held the title of Senior Vice President-Portfolio manager. Mr. Danzell received his Economics degree from Colgate University (Hamilton, NY) in 1977.

     Richard Krasne is principal in The Krasne Group, Inc., a strategic business-consulting firm established in 2002. Previously, Mr. Krasne served as a partner in the Washington, D.C. law firm of Williams & Connolly, L.L.P. Mr. Krasne joined Williams & Connolly in 1986 from the Office of the Comptroller of the Currency. While at Williams & Connolly, Mr. Krasne advised officers, directors and stockholders of corporations and represented both corporations and individuals in civil and criminal litigation and administrative enforcement matters. He conducted internal investigations of financial institutions and other corporate enterprises. Mr. Krasne was also a Special Assistant United States Attorney in the United States Attorney's Office in the Western District of Louisiana, where he participated in the prosecution of bank fraud cases. Mr. Krasne is also currently an Adjunct Professorial Lecturer at the McDonough School of Business at Georgetown University, where he presents a class on corporate governance to MBA candidates, and also lectures on banking and corporate governance issues. Mr. Krasne is a graduate of Georgetown University and Georgetown University Law Center.

     Stephen  Marbut is the  President  and Chief  Executive  Officer  of Lummus
Corporation, the world leader in the design, manufacture and sale of cotton ginning and man made fiber processing equipment. Prior to joining Lummus, Mr. Marbut spent 24 years with General Electric Corporation where he held various positions including President and Representative Director of Hitachi GE Lighting; Vice President and Director Logistics of GE Lighting Europe; General Manager Distribution Services, Manager Sourcing Operations, General Manager Specialty Products Management and Manager Consumer Incandescent Product Management of GE Lighting. Mr. Marbut received a Bachelor of Science in Electrical Engineering from North Carolina State University.

     Nigel P. Hebborn, Director, President and Chief Financial Officer of the Company, joined the Company in October 1996. He is responsible for the Company's financial and corporate development activities, including working with the Company's management in the development and roll-out of commercial applications. He was most recently President of Wolffish Consulting Services, Inc., a consulting and background reporting firm. Prior to forming Wolffish Consulting Services, Inc., Mr. Hebborn served as Vice President Finance of Nova American Group, Inc., in Buffalo, New York and as President of various subsidiaries of this insurance and banking holding company. Earlier in his career, Mr. Hebborn, a CPA, was employed by Price Waterhouse.

     Douglas L. Reilly, Director, is Chief Operating Officer and Executive Vice President of the Company. In 2002, Dr. Reilly was named President and CEO of
Nestor Traffic Systems, Inc. In 2001, Dr. Reilly was named President of the Nestor Traffic Systems, Inc., Rail Group. From 1994 until 2001, he served as the Company's Senior Vice President of Strategic Analysis and Technology. In that capacity, he had responsibility for business development, marketing and sales of Nestor Traffic System's products from 1999 to 2001. From 1989 to 1994, he served as Vice President for Product Development and Financial Applications. From 1983 until 1989, he served as the Company's Vice President for Research and Development. Dr. Reilly received his Doctoral Degree in Physics from Brown University in 1980, specializing in the area of neural networks under the direction of Charles Elbaum. Dr. Reilly became the Company's first full time employee in 1983, with responsibility for the hiring, development and day-to-day management of the Company's technical organization. He led the teams that developed the first prototype systems of the Company's technology, producing systems for character recognition, machine vision, as well as applications of the technology to decision-making and risk assessment in financial services. He is a co-author on a number of the Company's patents and has written numerous articles in the field of neural network design and application.

     C. Ross McKenrick is Vice President of Engineering, joined Nestor Traffic Systems in 2001. Prior to joining the Company, Mr. McKenrick was at IBM for twelve years, where he served in multiple roles, including systems integration project management in IBM Global Services and architecture and strategy management in the IBM Software Group. After IBM, Mr. McKenrick served as a product deployment project manager for eBT, a Providence, RI, based firm that developed web content management and workflow software for large enterprises. Mr. McKenrick is a certified project manager (IBM Certified Professional, 1993, and PMI Project Management Professional, 2001), and has been a member of the Project Management Institute since 1993 and the Worldwide Institute of Software Architects since 1999. Mr. McKenrick attended Brown University in Providence, RI, with a concentration in Computer Science.

     Herbert S. Meeker is an attorney in the law firm of Brown Raysman Millstein Felder & Steiner LLP, which acts as general counsel to the Company. Mr. Meeker was a general partner of Nestor Associates from its inception until May 1983, when the Company succeeded to the business of Nestor Associates. He has also served as a director and Secretary of the Company and Nestor Traffic Systems, Inc. ("NTS") since the date of their respective incorporation. Mr. Meeker is currently the Secretary of the Company.

Committees and Meetings of the Board of Directors

     The Company's board of directors held 14 meetings during the year ended December 31, 2002. The incumbent directors attended all of these meetings. In 2002, the directors did not receive fees for attending meetings of the board.

     The Company has an Audit and Finance Committee. This Committee generally selects and reviews recommendations made by the Company's independent public accountants. The Audit and Finance Committee, which during the fiscal year ended December 31, 2002 consisted of Alan M. Wiener, Alvin J. Siteman and J. Steven Emerson, met once during such fiscal year. The Company also has a Management Compensation Committee consisting of Bruce Schnitzer, Alan Wiener and Charles Elbaum. The Management Compensation Committee meets periodically to review and consider compensation matters relating to employees of the Company.

Audit and Finance Committee Report for the Year Ended December 31, 2001

     The Audit and Finance Committee of the board of directors of the Company serves as the representative of the board of directors for general oversight of the Company's financial accounting and reporting process, system of internal control, audit process, and process for monitoring compliance with laws and regulations. The Audit Committee has responsibility for consulting with the Company's officers regarding the appointment of independent public accountants as auditors, discussing the scope of the auditor's examination and reviewing annual financial statements. The responsibilities of the Audit and Finance Committee are set forth in the charter of the Audit Committee adopted by the board of directors of the Company on September 12, 2001. The Company's management has primary responsibility for preparing its financial statements and financial reporting process. The Company's independent accountants for the fiscal year ended December 31, 2001, Ernst & Young LLP, were responsible for expressing an opinion on the conformity of the Company's audited financial statements to generally accepted accounting principles.

     In this context, the Audit and Finance Committee reported as follows:

     1. The Audit and Finance Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2001 with the Company's management;

     2. The Audit and Finance Committee has discussed with the independent auditors the matters required to be discussed by Statement on Accounting Standards No. 61 (Communication with Audit Committees), as amended; and

     3. The Audit and Finance Committee has received the written disclosures and the letter from the independent auditors required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and has discussed with the independent auditors the independent auditors' independence from management and the Company including matters in the written disclosures required by the Independence Standards Board and considered the compatibility of non-audit services with the auditors' independence.

     The undersigned members of the Audit Committee during the fiscal year ended December 31, 2001 submitted this Report to the board of directors:

THE AUDIT AND FINANCE COMMITTEE FOR THE
FISCAL YEAR ENDED DECEMBER 31, 2001:

Alan M. Wiener, Chairman
Alvin J. Siteman
J. Steven Emerson

Audit and Finance Committee Report for the Year Ended December 31, 2002

     The report of the Audit and Finance Committee for the fiscal year ended December 31, 2002 has been omitted from this Information Statement as the audit for the year ended December 31, 2002 has not yet commenced, and the report will be included in the Company's Proxy Statement for the 2003 annual meeting.

     Effective January 2, 2003, Ernst & Young, LLP ("E&Y") resigned as the independent accountants of the Company for the year ending December 31, 2002. E&Y's resignation was approved by the Audit Committee of the Company. On January 2, 2003, Carlin, Charron & Rosen, LLP was engaged as the Company's new independent accountants.

Management Compensation Committee Report

     Overall Policy. The Company's executive compensation program is designed to be closely linked to corporate performance and returns to stockholders. To this end, the Company has developed a compensation strategy and specific compensation plans that tie a significant portion of executive compensation to the Company's success in meeting specified performance goals. The overall objectives of this strategy are to attract and retain the best possible executive talent, to motivate these executives to achieve the goals inherent in the Company's business strategy and to provide a compensation package that recognizes individual contributions as well as overall business results.

     The Management Compensation Committee determines the compensation of the Company's executive officers and other key employees and sets the policies for and reviews the compensation awarded to other executive officers.

     The key elements of the Company's executive compensation program consist of base salary, annual bonus and stock options. The Management Compensation Committee's policies with respect to each of these elements are discussed below. Although the elements of compensation described below are considered separately, the Management Compensation Committee generally takes into account the full compensation package afforded to the executive.

     Base Salaries. The base salary for an executive officer is initially determined by evaluating the responsibilities of the position held and the experience of the individual, and by reference to the competitive marketplace for executive talent, including a comparison to base salaries for comparable positions at other companies.

     Annual salary adjustments are exclusive of those which have been determined pursuant to employment agreements, if any, and are determined by (i) evaluating the Company's performance and (ii) the performance of each executive, including any new responsibilities assumed by such person. In the case of executive officers with responsibility for a particular business division, such division's financial results also are considered. In evaluating the Company's performance, the Management Compensation Committee, where appropriate, also considers non-financial indicia, including, but not limited to, increased market share, efficiency gains, improvements in quality and improvements in relations with customers, suppliers and employees.

     No annual bonuses were paid to executives in the past three fiscal years. Mr. Ghosh, President of the NestorCommerce Division, received performance based incentives based upon revenues and net profits realized by the NestorCommerce division in the amount of $36,977 and $53,480 in fiscal 2001 and 2000, respectively. Mr. Ghosh was employed by Retail Decisions, Inc., a reseller of the Company's PRISM product, in May 2001.

     Stock Options. Stock option grants are recommended by management and approved by the board. Executive stock option grants are recommended and approved by the board.

     Conclusion. As is indicated by the programs described above, a significant portion of the Company's executive compensation is linked directly to individual and corporate performance. The Management Compensation Committee intends to continue its practice of linking executive compensation to corporate performance and stockholders returns, recognizing that the cyclical nature of the Company's business may, from time to time, result in a temporary imbalance over a particular period.

THE MANAGEMENT COMPENSATION COMMITTEE:

Bruce W. Schnitzer, Chairman
Alan M. Wiener

Comparative Performance of the Company

     The Company is required to present a chart comparing the cumulative total shareholder return on its Common Stock over a five-year period with the cumulative total shareholder return of (i) a broad equity market index, and (ii) a published industry index or peer group.

              [OBJECT OMITTED: THE PRINTED GRAPH WILL BE INCLUDED
             IN THE INFORMATION STATEMENT MAILED TO SHAREHOLDERS.]


Compensation of Executive Officers

     The following table sets forth information for the calendar years ended December 31, 2002, 2001 and 2000 compensation paid by the Company to the chief executive officer and to each of the officers of the Company whose total annual salary and bonus exceed $100,000.


                                                                                               Long-Term Compensation Awards
                                                                                                -----------------------------
                                                                                   Restricted
       Name and             Calendar                              Other Annual       Stock       Options/                  All Other
   Principal Position         Year      Salary ($)   Bonus ($)   Compensation (1)    Awards      SARs (2)      Payouts     Comp ($)
   ------------------         ----      ----------   ---------   ----------------    ------      --------      -------     --------
David Fox (3)                 2002       135,417         0           1,219              0               0         0          83,493
President and CEO until       2001       247,753         0           1,295              0         268,000         0               0
6/30/02                       2000       165,000         0             673              0         426,623         0               0


Nigel P. Hebborn (4)          2002       160,500         0             102              0          60,000         0               0
President, Chief Executive    2001       136,905         0              72              0          82,490         0               0
Officer (as of 7/1/02) and    2000       110,000         0              72              0          60,000         0               0
Chief Financial Officer


Douglas Reilly (4)            2002       183,250         0             235              0          60,000         0               0
Executive Vice President      2001       149,111         0             153              0         125,000         0               0
and Chief Operating Officer   2000       120,417         0             128              0          45,827         0               0


C. Ross McKenrick (5)         2002       120,000         0              42              0          20,000         0               0
Vice President
Engineering
                              2001        55,000         0              42              0          20,000         0               0


Michael T. Glier (6)          2002             0         0               0              0               0         0         103,942
Senior Vice President -       2001       115,179         0             179              0          58,500         0               0
Operations                    2000       110,584         0             168              0          45,828         0               0


     (1)  Payment of group term life insurance premiums.

     (2) Includes converted number of options originally granted by Nestor Traffic Systems, Inc. of 40,000, 5,000 and 5,000 to Messrs. Fox, Reilly and Glier, respectively, in 2000 and 9,000 to Mr. Hebborn in 2001.

     (3) Mr. Fox resigned from the Company on June 30, 2002 and has a two year severance agreement. All other compensation includes $57,291 of severance payments and $26,202 of unused vacation paid in 2002.

     (4) The salaries of Messrs. Hebborn and Reilly each include $39,000 of voluntary deferred compensation earned in 2002, which was paid in January 2003.

     (5)  Mr. McKenrick joined the Company in July 2001.

     (6) Mr. Glier resigned from the Company on December 17, 2001. In 2002, he received $86,250 for nine months of severance and $17,692 as payment of unused vacation.

Options and Warrants

     The shareholders of the Company approved on May 6, 1997, and amended on September 12, 2001, the 1997 Stock Option Plan ("1997 Plan") of the Company authorizing the granting to employees, officers, directors, and others options to acquire up to a maximum of 5,000,000 shares of Common Stock of the Company. The shares issued by the Company upon the exercise of the options granted under the 1997 Plan were registered on June 6, 1997 on Form S-8 (Registration No. 333-27271) under the Securities Act of 1933 as amended. During the year ended December 31, 2002, 376,000 options were granted under the 1997 Plan, 787,152 options were cancelled or expired under the 1997 and the previously adopted 1984 Plan and no options were exercised. There was an aggregate of 3,789,490 options outstanding on December 31, 2002 of which 2,794,795 were vested as of that date under the 1997 and 1984 Plans.

Option Grants in Year Ended December 31, 2002

     The following table sets forth summary information concerning individual grants of stock options made during the year ended December 31, 2002 to each of the executive officers named in the Summary Compensation Table. The Company granted all options at the market value on the date of grant as determined by the board of directors. Amounts reported in the "Potential Realizable Value Rates of Stock Price Appreciation for Options Terms" columns represent hypothetical amounts that may be realized on exercise of options immediately prior to the expiration of their term assuming the specified compounded rates of appreciation of the Company's Common Stock over the term of the options. These numbers are calculated based on rules promulgated by the Securities and Exchange Commission and do not reflect the Company's estimate of future stock price growth. Actual gains, if any, on stock option exercises and Common Stock holdings are dependent on the timing of such exercises and the future performance of the Company's Common Stock. The Company cannot assure that it can achieve the rates of appreciation assumed in this table or that the individuals in this table will receive the amounts reflected.


                                                                                        Potential Realizable
                                                                                      Value At Assumed Annual
                                                                                        Rates of Stock Price
                                                                                      Appreciation for Option
                                                                                                Term
                                                                                      -----------------------
                            Individual Grants
                            -----------------
                         Number of        % of Total
                         Securities      Options/SARs
                         Underlying       Granted To      Exercise or                                        Grant Date
                        Option/SARs      Employees in     Base Price    Expiration                          PresentValue
Name                      Granted        Fiscal Year      ($/Share)        Date        5%($)      10%($)      ($) (1)
----                      -------        -----------      ---------        ----        -----      ------    ------------
Nigel P. Hebborn          60,000            16.0%            .19         06/10/10      3,146      6,965        10,200
Douglas Reilly            60,000            16.0%            .19         06/10/10      3,146      6,965        10,200

C. Ross McKenrick         20,000             5.3%            .18         07/11/10        994      2,200         3,200


     (1) Option values reflect Black-Scholes model output for options. The assumptions used in the model were expected volatility of 1.098, risk-free rate of return of 4.43%, dividend yield of 0%, and time to exercise of 8 years with the exception of Mr. McKenrick's option, which assumed a risk-free rate of 3.91%.


     Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End Option Values

     The following table presents the value of exercised and unexercised options held by the named executives at fiscal year-end:

                                                                   Number of Securities               Value of Unexercised
                                                                  Underlying Unexercised           In-the-Money Options/SARs
                                                                  Options/SARs at Fiscal              at Fiscal Year-End($)
                    Shares Acquired on                            Year-End Exercisable (E)/               Exercisable(E)
Name                     Exercise          Value Realized ($)        Unexercisable (U)                  Unexercisable (U)
----                     --------          ------------------         -----------------                 -----------------

David Fox                   0                      0                     900,355 (E)                        0 (E) (U)

Nigel P. Hebborn            0                      0                     178,990 (E)                        0 (E)

                                                                         123,493 (U)                        0 (U)
Douglas Reilly              0                      0                     296,573 (E)                        0 (E)

                                                                          90,911 (U)                        0 (U)

C. Ross McKenrick           0                      0                      14,000 (E)                        0 (E)

                                                                          26,000 (U)                        0 (U)

Michael T. Glier            0                      0                     215,984 (E)                        0 (E) (U)


Director Compensation

     The Company's directors do not receive cash compensation for their services as directors, but are reimbursed for all reasonable out-of-pocket expenses incurred in connection with each board of directors meeting attended.

Employment Agreements

     NTS agreed to pay David Fox, its former Chief Executive Officer, an annual salary of $250,000, with a severance payment of $250,000 in the event that his employment with NTS was terminated. Mr. Fox was terminated in June of 2002. Pursuant to the terms of his agreement with NTS, as the result of his termination he is entitled to receive $250,000, payable in twenty-four equal monthly installments, and continuation of company provided employee benefits. During 2002, Mr. Fox received severance payments from NTS totaling $57,291.

     The Company has agreed to pay Nigel Hebborn, its President, CEO, and CFO, and Douglas Reilly, President & CEO of NTS, annual salaries of $180,000 effective July 1, 2002. Each officer is entitled to severance payments, including continuation of employee benefits, of six months if terminated for reasons other than cause and twelve months if terminated as a result of a change in control of the Company.

Compensation Committee Interlocks and Insider Participation

     The Management Compensation Committee of the board of directors consists of Messrs. Schnitzer, Wiener and Elbaum. None of these individuals had any contractual or other relationships with the Company during the fiscal year ended December 31, 2002 except as directors. The members of the Company's Management Compensation Committee do not receive compensation for their services as Management Compensation Committee members. No interlocking relationship exists between any member of the Management Compensation Committee and any member of any other Company's board of directors or compensation committee.

Certain Relationships and Related Transactions

     In connection with the merger of Nestor Traffic Systems, Inc. and the Company approved on September 12, 2001, the Company entered into a Stockholders' Agreement with NTS Investors, LLC and Alan M. Wiener, Alvin J. Siteman and
Robert M. Carroll, who are directors and stockholders of the Company, (See "Security Ownership of Certain Beneficial Owners and Management") pursuant to which these stockholders have the right, from and after the effective time of the merger, to designate individuals to serve as directors of the Company in accordance with the following, as adjusted to reflect the new capital structure of the Company as discussed in this Information Statement:

     o NTS Investors shall be entitled to designate one-ninth of the members of the Company's board of directors if NTS Investors and its affiliates own less than 15% but more than 5% of the Company's Common Stock;

     o Alan M. Wiener shall be entitled to designate one member of the Company's board of directors as long as Mr. Wiener and his affiliates own at least 90% of the aggregate number of shares of the Company's Common Stock to be issued to Mr. Wiener pursuant to the merger in the event that the Company board of directors consists of nine members;

     o Alvin Siteman shall be entitled to designate one member of the Company's board of directors as long as Mr. Siteman and his affiliates own at least 90% of the aggregate number of shares of the Company's Common Stock to be issued to Mr. Siteman pursuant to the merger in the event that the Company's board of directors consists of nine members; and

     o Robert M. Carroll shall be entitled to designate one member of the Company's board of directors as long as Mr. Carroll and his affiliates own at least 90% of the aggregate number of shares of the Company's Common Stock to be issued to Mr. Carroll pursuant to the merger in the event that the Company's board of directors consists of nine members.

     The parties also agreed that if the Company's board of directors is enlarged beyond nine members, each of NTS Investors, Messrs. Wiener, Siteman and Carroll shall be given the right to designate an additional number of directors proportionate to the number of directors each of them had previously designated.

     So long as Wand/Nestor Investments L.P. ("Wand") or its affiliates owns or controls greater than 5% of the outstanding Common Stock of the Company, it will continue to maintain its right to propose two candidates for election to the Company's board pursuant to the Securities Purchase Agreement, dated as of March 7, 1986.

     Removal of Directors. Any director designated and elected pursuant to the Stockholders Agreement may only be removed by the board of directors for cause. In such event or in the event that any director, originally designated pursuant to the Stockholders Agreement, for any reason ceases to serve as a member of the board of directors during such director's term of office, the resulting vacancy shall be filled by an individual recommended by either NTS Investors, Messrs. Wiener, Siteman or Carroll, as applicable, subject to the approval of the board of directors consistent with its fiduciary duties to the Company's stockholders.

     Covenant to Vote. The parties to the Stockholders' Agreement agreed to vote all shares of Common Stock owned or held of record by each of them at all annual or special meetings in favor of, or to take all actions by written consent in lieu of such a meeting, necessary to ensure: (i) the election as members of the board of directors of those individuals so designated by each of NTS Investors, Messrs. Wiener, Siteman and Carroll in accordance with and to otherwise effect the intent of the provisions of the Stockholders Agreement; and (ii) that the Company maintains a nine (9) member board of directors. In addition, the parties to the Stockholders Agreement agreed to vote the shares of Common Stock owned or held of record by each of them or over which such stockholder has voting control upon any other matters arising under the Stockholders Agreement submitted to the vote of the Company's stockholders in a manner so as to implement the terms of the Stockholders Agreement.

     Term. The Stockholders' Agreement shall terminate upon the earlier to occur of: (i) four years after the effective date of the merger; or (ii) the date on which NTS Investors, LLC (and its affiliates) own less than five percent of the Company's outstanding stock; provided that the Stockholders' Agreement shall terminate with respect to any stockholder who is a party when such stockholder and/or his affiliates no longer own any shares of Company Common Stock.

      Compliance with Section 16(a) of the Securities Exchange Act of 1934

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors, officers and holders of more than 10% of the Company's Common Stock to file with the Securities and Exchange Commission initial reports of beneficial ownership and reports of changes in beneficial ownership of Common Stock and any other equity securities of the Company. To the Company's knowledge, based solely upon a review of the forms, reports, and certificates furnished to the Company by such persons with respect to the fiscal year ended December 31, 2002, all such reports with respect to such fiscal year were filed on a timely basis. Subsequent to the consummation of the first closing of the financing transaction between the Company and Silver Star, each of (i) Silver Star (10% owner), (ii) William B. Danzell (director, officer and 10% owner),
(iii) Stephen Marbut (director) and (iv) Robert Krasne (director) inadvertently filed an initial statement of beneficial ownership on Form 3 late.

                      Information Incorporated By Reference

     The Stock Purchase Agreement, the Investor Rights Agreement (attached as Exhibit B to the Stock Purchase Agreement) and the Amended Certificate (attached as Exhibit C to the Stock Purchase Agreement) are hereby incorporated into this Information Statement by reference to Exhibit 10.41 of the Company's Form 8-K filed with the SEC on January 17, 2003. Requests for copies of the Form 8-K, the Stock Purchase Agreement, the Investor Rights Agreement and/or the Amended Certificate should be directed to Nestor, Inc., 400 Massasoit Avenue, Suite 200, East Providence, Rhode Island 02914. Copies of the Form 8-K and other filings with the SEC are also available online through the Commission's EDGAR system, at www.sec.gov/edgar/searchedgar/webusers.htm.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this information statement to be signed on its behalf by the undersigned hereunto duly authorized.



                                                 NESTOR, INC.
                                           -------------------------------------
                                                (Registrant)



                                    By:         /s/ Nigel P. Hebborn
                                           -------------------------------------
                                    Name:  Nigel P. Hebborn
                                   Title:  President and Chief Financial Officer

Dated:  February 7, 2003

                                                                       EXHIBIT A
                                                                       ---------

                                  NESTOR, INC.

                       Written Consent of the Stockholders
                       -----------------------------------

                          Dated as of January 14, 2003
                      ------------------------------------

         The undersigned, constituting a majority of the holders of the issued and outstanding capital stock of Nestor, Inc., a Delaware corporation (the "COMPANY"), entitled to vote on all matters submitted to a vote of stockholders of the Company, by affixing their signatures hereto hereby consent to and adopt the resolutions set forth below, pursuant to Section 228(a) of the Delaware General Corporation Law and the Company's By-Laws, as if the same were adopted at a meeting of the stockholders of the Company duly called and held.

APPROVAL OF STOCK PURCHASE AGREEMENT

RESOLVED: That the form, terms and provisions of the proposed Stock Purchase -------- Agreement (the "STOCK PURCHASE AGREEMENT") by and between the Company and Silver Star Partners I, LLC (the "INVESTOR"), pursuant to which, among other things, the Company will issue and sell to the Investor
          (i) Forty-Nine Million (49,000,000) Shares of the Company's Common Stock, par value $0.01 per share (the "COMMON STOCK"), for a purchase price of $.0485 per share (Two Million Three Hundred Seventy-Six Thousand Five Hundred Dollars ($2,376,500) in the aggregate) (the "FIRST CLOSING") and (ii) upon the filing of a Certificate of Amendment to the Amended and Restated Certificate of Incorporation of the Company, providing for, among other things, a one-for-ten reverse stock split of the Company's Common Stock, (A) One Million Two Hundred Eighty-Five Thousand Five Hundred Sixty-Seven (1,285,567) Shares (post-split) for a purchase price of $.485 per share (Six Hundred
          Twenty-Three Thousand Five Hundred Dollars ($623,500) in the aggregate) and (B) up to an additional Six Million One Hundred Eighty-Five Thousand Five Hundred Sixty-Seven (6,185,567) Shares (post-split) for a purchase price of $.485 per share (up to Three Million Dollars ($3,000,000) in the aggregate) at the option of the Investor (the "SUBSEQUENT CLOSING"), substantially in the form submitted to the stockholders in connection with this consent, be, and the same hereby is, authorized and approved in all respects.

RESOLVED: That the Company and each of its proper officers (including, without -------- limitation, the President, Chief Executive Officer, any Vice
          President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary), each acting individually in the name and on behalf of the Company, be, and each hereby is, authorized and directed to execute, deliver and perform all of the Company's obligations under the Stock Purchase Agreement and each other agreement, instrument, certificate and other document called for by the Stock Purchase

          Agreement, the Stock Purchase Agreement to be substantially in accordance with the terms thereof approved by the President or Chief Executive Officer of the Company, and each other such document to be substantially in the form attached as an exhibit to, or otherwise called for by, the Stock Purchase Agreement, or otherwise approved by any officer of the Company executing the same on behalf of the Company, in each case with such changes as the executing officer may approve, his execution thereof to be conclusive evidence of such approval and of due authorization hereunder.

ISSUANCE OF COMMON STOCK

RESOLVED: That the Company and each of its proper officers (including, without -------- limitation, the President, Chief Executive Officer, any Vice
          President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary), each acting individually in the name and on behalf of the Company, be, and each hereby is, authorized and directed to issue and sell to the Investor the number of shares of Common Stock called for by the Stock Purchase Agreement at the First Closing and the Subsequent Closing, for the consideration and on all of the other terms and conditions set forth in the Stock Purchase Agreement, as executed and delivered in accordance with the foregoing votes, such shares of Common Stock, upon issuance (such issuance being hereby authorized), to be duly authorized, validly issued, fully paid and nonassessable.

RESOLVED: That American Stock Transfer & Trust Company, the transfer agent for -------- the Common Stock, is hereby authorized and directed, upon its receipt of written instructions from an officer of the Company, to issue one or more stock certificates representing (i) an aggregate of Forty-Nine Million (49,000,000) Shares of Common Stock in the name of the Investor pursuant to the First Closing and (ii) an aggregate of (A) One Million Two Hundred Eighty-Five Thousand Five Hundred Sixty-Seven (1,285,567) Shares of Common Stock (post-split) and (B) up to an additional Six Million One Hundred Eighty-Five Thousand Five Hundred Sixty-Seven (6,185,567) Shares of Common Stock (post-split) at the option of the Investor, in the name of the Investor pursuant to the Subsequent Closing, such stock certificate or stock certificates to contain such legends and to be in such amounts, and otherwise to be in such form, as is specified in the written instructions from such officer of the Company.

APPROVAL OF INVESTOR RIGHTS AGREEMENT

RESOLVED: That the form, terms and provisions of the proposed Investor Rights -------- Agreement (the "INVESTOR RIGHTS AGREEMENT") by and between the Company and the Investor, pursuant to which the Investor will have certain registration rights with respect to the Common Stock purchased by the Investor pursuant to the Stock Purchase Agreement, substantially in the form submitted to the stockholders in connection with this consent, be, and the same hereby is, authorized and approved in all respects.

RESOLVED: That the Company and each of its proper officers (including, without -------- limitation, the President, Chief Executive Officer, any Vice
          President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary), each acting individually in the name and on behalf of the Company, be, and each hereby is, authorized and directed to execute, deliver and perform all of the Company's obligations under the Investor Rights Agreement, the Investor Rights Agreement to be substantially in accordance with the terms thereof approved by the President or Chief Executive Officer of the Company, or otherwise approved by any officer of the Company executing the same on behalf of the Company, in each case with such changes as the executing officer may approve, his execution thereof to be conclusive evidence of such approval and of due authorization hereunder.

APPROVAL OF THE CERTIFICATE OF AMENDMENT TO THE AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

RESOLVED: That  it is  in  the  best  interests  of  the  Company  to  effect  a
-------- one-for-ten reverse stock split of the Company's Common Stock (the "REVERSE STOCK SPLIT") and to amend its Amended and Restated Certificate of Incorporation to effect the Reverse Stock Split.

RESOLVED: That the Certificate of Amendment to the Company's Amended and -------- Restated Certificate of Incorporation (the "AMENDED CERTIFICATE")
          effecting the Reverse Stock Split and the Increased Capitalization described below, substantially in the form submitted to the stockholders in connection with this consent, be, and the same hereby is, authorized and approved in all respects.

RESOLVED: That effective on the date the Amended Certificate is filed with the -------- Secretary of State of the State of Delaware (the "EFFECTIVE DATE"),
          and without further action on the part of the Company or the holders of its outstanding Common Stock immediately prior thereto (the "OUTSTANDING COMMON"), each ten shares of Outstanding Common shall be changed into one share of fully paid and non-assessable Common Stock, except that no fractional shares of Common Stock will be issued. Each holder of Outstanding Common who would be entitled to receive any fraction of a share of Common Stock as a result of the foregoing exchange ratio shall receive from the Company an amount of cash equal to such fraction multiplied by the average of the high and low trading prices of the Company's Common Stock on the Nasdaq OTC Bulletin Board during regular trading hours for the 5 trading days immediately preceding the Effective Date.

RESOLVED: That, effective as of the Effective Date, and without further action -------- on the part of the Company with respect to options, warrants, or other rights convertible into or exchangeable for shares of the Company's Common Stock, (i) the number of shares of Common Stock issuable upon conversion or exercise of any such option, warrant, or other right shall, pursuant to the terms of the applicable instrument, be automatically adjusted at the time of such conversion or exercise so that each ten shares of Common Stock issuable upon such conversion or exercise shall be changed into one share of Common Stock issuable upon such conversion or exercise and (ii) the price at which any such option, warrant, or other right shall be converted or exercised, pursuant to the terms of the applicable instrument, shall be proportionally increased at the time of such conversion or exercise.

RESOLVED: That it is in the best interests of the Company, after giving effect -------- to the Reverse Stock Split described above, to increase the total number of shares of Common Stock which the Company is authorized to issue from ten million (10,000,000) shares to twenty million (20,000,000) shares (the "Increased Capitalization") and to amend its Certificate of Incorporation, as set forth in the proposed Amended Certificate, to effect the Increased Capitalization.

RESOLVED: That the Company and each of its proper officers (including, without -------- limitation, the President, Chief Executive Officer, any Vice
          President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary), each acting individually in the name and on behalf of the Company, be, and each hereby is, authorized and directed to execute and deliver, for and on behalf and in the name of the Company, the Amended Certificate, for filing in the office of the Secretary of State of the State of Delaware with such changes as the executing officer may approve, his execution thereof to be conclusive evidence of such approval and of due authorization hereunder.

RESERVATION OF COMMON STOCK

RESOLVED: That, after giving effect to the Reverse Stock Split and the Increased -------- Capitalization described above pursuant to the filing of the Amended
          Certificate with the office of the Secretary of State of the State of Delaware, (i) 328,895 shares (post-split) of Common Stock are hereby reserved for issuance upon exercise of the options granted and outstanding under the Company's 1997 Incentive Stock Option Plan (the "1997 PLAN"), (ii) 171,105 shares (post-split) of Common Stock are hereby reserved for issuance for additional grants of options under the 1997 Plan, (iii) 10,125 shares (post-split) of Common Stock are hereby reserved for issuance upon exercise of the options granted and outstanding under the Company's 1984 Incentive Stock Option Plan, (iv) 532,141 shares (post-split) of Common Stock are hereby reserved for issuance upon exercise of the warrants issued and outstanding, and (v) 23,500 (post-split) of Common stock are hereby reserved for issuance upon conversion of the Series B Convertible Preferred Stock.

APPROVAL OF TERMINATION AND RELEASE AGREEMENT

RESOLVED: That the form, terms and provisions of the proposed Termination and -------- Release Agreement (the "TERMINATION AND RELEASE AGREEMENT") by and
          between the Company and Wand Partners L.P., pursuant to which the Company and Wand Partners L.P. will terminate their respective obligations arising under that certain Financial Advisory Agreement upon payment from the Company to Wand Partners L.P. of fees due to Wand Partners L.P. under the Financial Advisory Agreement in the amount of $96,250 (the "SETTLEMENT"), substantially in the form submitted to the stockholders in connection with this consent, be, and the same hereby is, authorized and approved in all respects.

RESOLVED: That the Company and each of its proper officers (including, without -------- limitation, the President, Chief Executive Officer, any Vice
          President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary), each acting individually in the name and on behalf of the Company, be, and each hereby is, authorized and directed to execute, deliver and perform all of the Company's obligations under the Termination and Release Agreement, including the Company's payment of the Settlement, the Termination and Release Agreement to be substantially in accordance with the terms thereof approved by the President or Chief Executive Officer of the Company, or otherwise approved by any officer of the Company executing the same on behalf of the Company, in each case with such changes as the executing officer may approve, his execution thereof to be conclusive evidence of such approval and of due authorization hereunder.

AGREEMENT NOT TO AMEND BYLAWS OR CHANGE CORPORATE GOVERNANCE

RESOLVED: That the stockholders of the Company hereby agree not to amend the -------- Company's Bylaws or make any other changes relating to the Company's corporate governance during the period of time from the First Closing to the Investor's election of members of the Board of Directors in accordance with Section 5.7 of the Stock Purchase Agreement.

ACCEPTANCE OF RESIGNATIONS OF ROBERT CARROLL, LEON COOPER, AND ALVIN SITEMAN

RESOLVED: That the stockholders of the Company hereby accept the resignations of -------- Robert Carroll, Leon Cooper, and Alvin Siteman as members of the Board of Directors of the Company, effective as of the First Closing.

RESOLVED: That the resignations of Robert Carroll, Leon Cooper, and Alvin -------- Siteman as members of the Board of Directors of the Company shall have no effect on the exerciseability of any options to acquire shares of Common Stock held by such individuals; such options shall remain in full force and effect and shall be exercisable in accordance with their terms until the expiration date of such options as set forth in the option agreements evidencing such options.

ELECTION OF DIRECTORS

RESOLVED: That the following three (3) persons be elected as members of the -------- Board of Directors of the Company (to fill the vacancies created by the resignations of Robert Carroll, Leon Cooper, and Alvin Siteman), effective as of the First Closing, to serve in such capacity during the period of time from the First Closing to the earlier of (i) the Subsequent Closing and (ii) the third (3rd) business day following the date of filing of the Amended Certificate with the Secretary of State of Delaware:

                               William B. Danzell
                                 Stephen Marbut
                                  Robert Krasne

APPOINTMENT OF WILLIAM B. DANZELL AS INTERIM CHIEF EXECUTIVE OFFICER

RESOLVED: That William B. Danzell be, and hereby is, appointed as interim Chief -------- Executive Officer of the Company, effective as of the First Closing, to serve in such capacity without compensation, during the period of time from the First Closing to the Subsequent Closing.

GENERAL AUTHORIZING VOTE

RESOLVED: That the Company and each of its proper officers (including, without -------- limitation, the President, Chief Executive Officer, any Vice
          President, the Treasurer, any Assistant Treasurer, the Secretary, and any Assistant Secretary), each acting individually in the name and on behalf of the Company, be, and each hereby is, authorized and directed to execute and deliver or file all such agreements, instruments, and other documents and to take all such actions as any of them may consider necessary or desirable to effect the purposes and carry out the actions contemplated by the preceding votes.


     This consent may be executed in one or more counterparts, each of which shall be deemed an original, but all of which when taken together, shall constitute one and the same consent.


         [THE REMAINDER OF THIS PAGE HAS BEEN INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the undersigned have executed this consent as of the respective dates set forth below.


Wand/Nestor Investments L.P.,

By:      Wand (Nestor) Inc.,
         General Partner

         By: /s/  Bruce W. Schnitzer                  Dated:   January 13, 2003
             -----------------------------------             -------------------
                Name:  Bruce W. Schnitzer
                Number of Shares:  2,848,853


Wand/Nestor Investments II L.P.,

By:      Wand (Nestor) Inc.,
         General Partner

         By: /s/  Bruce W. Schnitzer                  Dated:   January 13, 2003
             -----------------------------------             -------------------
                Name:  Bruce W. Schnitzer
                Number of Shares:  294,829


Wand/Nestor Investments III L.P.,

By:      Wand (Nestor) Inc.,
         General Partner

         By: /s/  Bruce W. Schnitzer                  Dated:   January 13, 2003
             -----------------------------------             -------------------
                Name:  Bruce W. Schnitzer
                Number of Shares:  1,303,178



By: /s/  Robert Carroll                               Dated:   January 13, 2003
    --------------------------------------------             -------------------
       Robert Carroll
       Number of Shares:  3,841,780



By: /s/  David Polak                                  Dated:   January 13, 2003
    --------------------------------------------             -------------------
       David Polak
       Number of Shares:  6,284,013

By: /s/  Steve Emerson                                Dated:   January 13, 2003
    --------------------------------------------             -------------------
       Steve Emerson
       Number of Shares:  6,284,013



By: /s/  Alvin Siteman                                Dated:   January 13, 2003
    --------------------------------------------             -------------------
       Alvin Siteman
       Number of Shares:  2,036,818



By: /s/  Alan Wiener                                  Dated:   January 13, 2003
    --------------------------------------------             -------------------
       Alan Wiener
       Number of Shares:  2,149,075



By: /s/  Leon Cooper                                  Dated:   January 13, 2003
    --------------------------------------------             -------------------
       Leon Cooper
       Number of Shares:  846,520



By: /s/  Douglas L. Reilly                            Dated:   January 13, 2003
    --------------------------------------------             -------------------
       Douglas L. Reilly
       Number of Shares:  268,498